SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                            _______________________


                                   FORM T- 1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                             ______________________



                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2)_________
                             ___________________________




                     UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


                   New York                            13-3818954
     (Jurisdiction of Incorporation or            (I.R.S. Employer
   organization if not a U.S. national bank)      Identification Number)

                 114 West 47th Street                  10036-1532
                 New York,  New York                    (Zip Code)
                 (Address of principal
                   executive offices)

                          ______________________________

                                RADIO ONE, INC.
              (Exact name of OBLIGOR as specified in its charter)


                 Delaware                            52-1166660
     (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization                Identification No.)

      5900 Princess Garden Parkway, 7th Floor           20706
                 Lanham, Maryland                    (Zip code)
     (Address of principal executive offices)


                         _______________________________

                     12% Senior Subordinated Notes due 2004
                       (Title of the indenture securities)

================================================================================

                                     GENERAL

  1.    General Information
        -------------------

        Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

              Federal Reserve Bank of New York (2nd District), New York, New
                  York (Board of Governors of the Fecleral Reserve System).
              Federal Deposit Insurance Corporation, Washington, D. C.
              New York State Banking Department, Albany, New York

       (b)    Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

  2.     Affiliations with the Obligor
         -----------------------------
         If the obliger is an affiliate of the trustee, describe each such affiliation.

         None.

         3,4,5.6,7,8,9,10,11,12,13,14 and 15.


         The obliger is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 ARE not required under General Instruction B.

  16.    List of Exhibit

         T-1.1 -- Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 of 1990 (Registration No. 33-97056).

         T-1.2  --  Included in Exhibit T-1.1.

         T-1.3 --   Included in Exhibit T-1.1.

         T-1.4 --  The By-laws of the United  States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

         T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

         T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

                                                     NOTE

                    As of June 13, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

                    In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obliger or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obliger and the trustee disclaims responsibility for the accuracy or completeness of such information.

                    Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, "hereunto duly authorized, all in the city of New York, and state of New York, on the 13th day of June, 1997.

                    UNITED STATES TRUST COMPANY OF
                        NEW YORK, Trustee




                    By: /s/ Patricia Stermer
                        ---------------------
                        Assistant Vice President

                                                       EXHIBIT T-1.6

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036

September 1, 1995

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939,

as  amended  by the Trust  Indenture  Reform  Act of 1990,  and  subject  to the limitations  set forth  therein,  United States Trust Company of New York ("U.S.

Trust") hereby  consents that reports of  examinations of U.S. Trust by Federal,

State,  Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,

UNITED STATES TRUST COMPANY
  OF NEW YORK

  By: /s/ Gerard F. Ganey
      -----------------------
     Senior Vice President

                       CONSOLIDATED STATEMENT OF CONDITION
                                DECEMBER 31. 1996
                       _____________________________________
                                  (IN THOUSANDS)

          ASSETS
          -------
         Cash and Due from Banks                           $   75,754

         Short-Term Investments                               276,399

         Securities, Available For Sale                       925,886

         Loans                                              1,638,516
         Less: Allowance for Credit Losses                     13,168
                                                           ----------
              Net Loans                                     1,625,348

         Premises and Equipment                                61,278

         Other Assets                                         120,903
                                                           ----------
              TOTAL ASSETS                                $ 3,085,568
                                                          ===========

        LIABILITIES
        ------------
        Deposits:
            Non-Interest Bearing                         $    645,424
            Interest Bearing                                1,694,581
                                                          ===========
                Total Deposits                              2,340,005

       Short-Term Credit Facilities                           449,183

       Accounts Payable and Accrued Liabilities               139,261
                                                          ------------
               TOTAL LIABILITIES                            2,928,449
                                                          ------------
      STOCKHOLDER'S EQUITY

      Common Stock                                             14,995

      Capital Surplus                                          42,394

      Retained Earnings                                        98,926

      Unrealized Gains (Losses) on Securities
         Available for Sale, Net of Taxes                         804
                                                        -------------
      TOTAL STOCKHOLDER'S EQUITY                              157,119
          TOTAL LIABILITIES AND                         -------------
             STOCKHOLDER'S EQUITY                     $     3,085,568
                                                      ===============

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.



/s/  Richard E. Brinkmann
--------------------------------------
Signature of Officer

  April 9, 1997
--------------------------------------
Date